UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April  7, 2011 (April 7, 2011)

57th Street General Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	000-53977	27-1215274
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

590 Madison Avenue, 35th Floor New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 409-2434

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Form 8-K contains forward-looking statements that involve a number of risks and uncertainties. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth in 57th Street’s (as defined below) filings with the Securities and Exchange Commission (the “SEC”). Such forward-looking statements, based on the current beliefs and expectations of the management of 57th Street, Crumbs (as defined below) and Merger Sub (as defined below), regarding, among other things, the proposed business combination between 57th Street, Merger Sub and Crumbs, and the business of Crumbs, are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated by forward-looking statements including: the risk that the Company may not be able to consummate the Merger contemplated by the Business Combination Agreement; the risk that in excess of 1,803,607 Common Shares are validly tendered and not properly withdrawn prior to the expiration of the Tender Offer, requiring 57th Street to pay, in the aggregate, in excess of $18.0 million, which would then cause 57th Street to (i) be unable to satisfy a condition of the tender offer, (ii) be unable to consummate the proposed business transaction and (iii) withdraw the tender offer, not purchase any Common Shares and promptly return any Common Shares tendered by stockholders to them; the risk that governmental and regulatory review of the Tender Offer documents may delay the proposed transaction or result in the inability of the proposed transaction to be consummated by May 15, 2011 and increase the length of time necessary to consummate the proposed business transaction; the risk that a condition to the closing of the proposed business transaction may not be satisfied or waived; the risk that the businesses will not be integrated successfully; the risk that the anticipated benefits of the proposed business transaction may not be fully realized or may take longer to realize than expected; the risk that any projections, including earnings, revenues, expenses, synergies, margins or any other financial items are not realized, the risk of disruption from the proposed business transaction making it more difficult to maintain relationships with customers, employees or suppliers; a reduction in industry profit margin; the inability to continue the development of the Crumbs brand; changing interpretations of generally accepted accounting principles; continued compliance with government regulations; changing legislation and regulatory environments; the ability to meet the NASDAQ Stock Market listing standards, including having the requisite number of round lot holders or stockholders and meeting the independent director requirements for the board of directors and its committees; a lower return on investment; the inability to manage rapid growth; requirements or changes affecting the business in which Crumbs is engaged; the general volatility of the market prices of our securities and general economic conditions. While 57th Street, Merger Sub and/or Crumbs may elect to update forward-looking statements at some point in the future, 57th Street, Merger Sub and Crumbs specifically disclaim any obligation to do so, even if estimates change and, therefore, you should not rely on these forward-looking statements as representing our views as of any date subsequent to today.

Item 1.01.        Entry into a Material Definitive Agreement.

On April 7, 2011, 57th Street General Acquisition Corp., a Delaware corporation (“57th Street” or the “Company”), 57th Street Merger Sub LLC, a Delaware limited liability company and wholly-owned subsidiary of 57th Street (“Merger Sub”), Crumbs Holdings LLC, a Delaware limited liability company (“Crumbs”), the members of Crumbs (individually a “Member” or collectively the “Members”), and the representatives of Crumbs and the Members, entered into Amendment No. 3 (the “Amendment”) to the Business Combination Agreement between the parties, dated January 9, 2011, as amended on February 18, 2011 and March 17, 2011 (the “Business Combination Agreement”).

Pursuant to the Amendment, various provisions of the Business Combination Agreement were amended to include, among other things, increasing the number of shares of common stock (the “Common Shares”) 57th Street is obligated to accept for payment in the Company’s previously-announced tender offer (“Tender Offer”) to approximately 1,803,607 Common Shares.

In addition, the Business Combination Agreement was amended to reflect the following:

•
an adjustment to the consideration payable to the Members at the closing of the Merger in the event Common Shares validly tendered and not properly withdrawn in the Tender Offer exceed 1,102,205 Common Shares  (the “Liquidity Tender Threshold”) and such shares are accepted without exceeding the maximum tender condition of 1,803,607 (the difference between the number of Common Shares accepted in the Tender Offer and the Liquidity Tender Threshold is referred to as the “Excess Tendered Shares”), and in such event (i) the cash consideration payable to the Members will be reduced by an amount equal to (A) the Excess Tendered Shares, multiplied by (B) the tender payment per Common Share, up to a maximum reduction of $7.0 million, and (ii) the Members shall be entitled to receive additional New Crumbs Class B Exchangeable Units equal to [A] the amount of the reduction (not to exceed $7.0 million), divided by [B] $10.00 (the “Liquidity Units”).  In the event Liquidity Units are issued, the Members are entitled to receive additional shares of a newly issued series of 57th Street Series A Voting Preferred Stock (the “57th Street Series A Voting Preferred Stock”) equal to [X] the number of Liquidity Units, divided by [Y] 10. The Liquidity Units, and the 57th Street Series A Voting Preferred Stock and Common Shares associated with such units, are not subject to any lock-up restrictions and holders of such securities have certain registration rights;

•
that the Company will enter into agreements (the “Insider Warrant Exchange Agreements”) with 57th Street GAC Holdings LLC (the “Sponsor”), Morgan Joseph and each of  Ladenburg Thalmann & Co. Inc., I-Bankers Securities Incorporated, Maxim Group LLC and Rodman & Renshaw, LLC (the “Underwriters”) pursuant to which the Company shall exchange Common Shares for: (i) 2,480,000 of the Sponsor’s Insider Warrants on the later of (a) 11th business day following the Expiration Date or (b) the first day upon which such Insider Warrants may be released under the escrow agreement between Continental Stock Transfer & Trust Co., 57th Street, the Sponsor and the Underwriters, and (ii) 1,020,000 of the Sponsor’s Insider Warrants and 200,000 Insider Warrants held by the Underwriters on the later of (a) the 11th business day following the Expiration Date, (b) May 16, 2011 or (c) the first day upon which Insider Warrants may be released under the escrow agreement between Continental Stock Transfer & Trust Co., 57th Street, the Sponsor and the Underwriters, in each case for Common Shares based on an exchange value of $1.00 per Insider Warrant and $10.00 per Common Share (the Insider Warrant Exchange Agreement is intended to replace the Company’s obligation to repurchase these 3,700,000 Insider Warrants) and the Common Shares received by the Sponsor and Underwriters in exchange for the Insider Warrants will be subject to lock up restrictions and the holders of such Common Shares have certain registration rights;

•	an amendment to the terms, conditions and lock up periods of the lock up agreements which the Members are required to enter into with respect to the equity consideration they received in the Merger;

•	a requirement that at least $14.0 million in cash be contributed to Crumbs from the Company’s trust fund for post-closing working capital requirements;

•
that effective upon the Closing, 150,000 of the Sponsor’s Common Shares will be cancelled pursuant to an Acknowledgement of Forfeiture of Shares dated April 7, 2011 by the Sponsor and acknowledged and agreed to by 57th Street (the “Acknowledgement”), and the issuance, as part of the equity consideration paid to the Members at the closing of the Merger, of an additional 150,000 New Crumbs Class B Exchangeable Units (the “Substituted Units”) and 15,000 shares of 57th Street Series A Voting Preferred Stock with such Substituted Units, and the 57th Street Series A Voting Preferred Stock and Common Shares associated with such Substituted Units, not being subject to any lock up restrictions, and the holders of such securities have the same registration rights as holders of the Liquidity Units;

•	that, subject to certain exceptions, either party may terminate the Business Combination Agreement in accordance with its terms if the Merger is not consummated by May 15, 2011;

•	the removal of the working capital adjustment to the cash consideration payable to the Members at the closing of the Merger;

•	the amendment of the definition of Adjusted EBITDA;

•
57th Street’s issuance of up to 176,520 Common Shares (the “Expense Stock”) to certain professionals as payment, in lieu of cash, for expenses incurred on behalf of the parties to the Business Combination Agreement and relating to the Business Combination Agreement and 57th Street’s IPO, with such Expense Stock subject to lock up restrictions and holders of such Expense Stock having certain registration rights; and

•	the modification of some of the terms of the Business Combination Agreement to further conform with the mechanics and logistics of the Merger and the Tender Offer.

The description of the terms of the Amendment and the Acknowledgement contained in this Current Report on Form 8-K is qualified in its entirety by reference to the complete text of the Amendment and the Acknowledgement, which are filed hereto as Exhibits and incorporated by reference herein.

Item 8.01.     Other Events.

On April 7, 2011, the Company issued a press release announcing the items discussed in Item 1.01 above.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.     Financial Statements and Exhibits

(d)     Exhibits.

Exhibit Number	Description

2.1*
Amendment No. 3 to Business Combination Agreement, by and among 57th  Street General Acquisition Corp., 57th Street Merger Sub LLC, Crumbs Holdings LLC, the members of Crumbs Holdings LLC, and the representatives of Crumbs Holdings LLC and its members, dated as of April 7, 2011.

10.1	Acknowledgement of Forfeiture of Shares, dated as of April 7, 2011

99.1	Press Release, April 7, 2011

*	All schedules for which provision is made in the applicable regulations of the SEC are not required under the related instructions or are not applicable, and, therefore, have been omitted.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 7, 2011	57TH STREET GENERAL ACQUISITION CORP.

	By:	/s/ Paul D. Lapping
Name: Paul D. Lapping
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1*
Amendment No. 3 to Business Combination Agreement, by and among 57th  Street General Acquisition Corp., 57th Street Merger Sub LLC, Crumbs Holdings LLC, the members of Crumbs Holdings LLC, and the representatives of Crumbs Holdings LLC and its members, dated as of April 7, 2011.

10.1	Acknowledgement of Forfeiture of Shares

99.1	Press Release, April 7, 2011

*	All schedules for which provision is made in the applicable regulations of the SEC are not required under the related instructions or are not applicable, and, therefore, have been omitted.